Exhibit 10.6
Our Current Report on Form 8-K filed May 15, 2008 described the structure of our 162(m) bonus plan for our named executive officers. The Management Development, Nominating and Governance Committee of our Board of Directors has continued the structure of such bonus plan for 2009 as described in that Form 8-K. Under the bonus structure applicable to 2009, the performance target is based on our performance for 2009, and the non-objective corporate goals for the CEO’s 2009 bonus address the same subjects as were addressed by the goals for 2008.